BANCORP CONNECTICUT, INC.
                                               1997 STOCK OPTION PLAN


                      I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. PURPOSE. The purpose of the Bancorp Connecticut, Inc. 1997 Stock Option Plan is to provide an incentive to key Employees and Directors of Bancorp Connecticut, Inc. (the "Corporation") and its subsidiaries, including Southington Savings Bank (the "Bank"), who are in a position to contribute materially to the long-term success of the Corporation and the Bank, to increase their interest in the Corporation's and Bank's welfare, and to aid in attracting and retaining employees of outstanding ability.

2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a) "Bank" shall mean Southington Savings Bank, a Connecticut stock savings bank.

         (b)      "Board" shall mean the Board of Directors of the Corporation.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (d) "Corporation" shall mean Bancorp Connecticut, Inc., a Delaware corporation.

         (e)      "Directors" shall mean members of the Board.

         (f) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

         (g) "Employee" shall mean any common law employee, including officers, of the Corporation or the Bank as determined under the Code and the Treasury Regulations thereunder.

         (h) "Fair Market Value" on any day shall mean (i) the closing price for one share of Stock or (ii) the average of the highest reported bid and lowest reported asked price for one share of Stock as furnished by The Nasdaq Stock Market or a similar organization, in each case on such day. For example, if the highest reported bid were $8 per share and the lowest reported asked price were $10 per share, the Fair Market Value would be $9 per share.

         (i) "Grantee" shall mean an Employee or Director granted a Stock Option under this Plan.

         (j) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

         (k) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

         (l) "Plan" shall mean the Bancorp Connecticut, Inc. 1997 Stock Option Plan as set forth herein and as amended from time to time.

         (m) "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

         (n) "Stock Option" shall mean an option granted pursuant to this Plan to purchase shares of Stock.

         (o) "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its parent or subsidiary corporation.

3. SHARES OF STOCK SUBJECT TO THIS PLAN. Subject to the provisions of Section 2 of Part IV, the Stock which may be issued or transferred pursuant to Stock Options granted under this Plan and the Stock which is subject to outstanding but unexercised Stock Options under this Plan shall not exceed 303,810 shares in the aggregate. If a Stock Option shall expire or terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options. There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. ADMINISTRATION OF THIS PLAN. This Plan shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of this Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Board.

5. AMENDMENT OR TERMINATION. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under this Plan in the aggregate, or modify the purchase price of shares under this Plan or the eligibility requirements for participation in this Plan.

6. EFFECTIVE DATE AND DURATION OF THIS PLAN. Subject to the approval of the stockholders of the Corporation on or before such date, this Plan shall become effective on May 15, 1997. This Plan shall terminate at the close of business on May 14, 2007 and no Stock Option may be granted under this Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.


                           II. INCENTIVE STOCK OPTIONS

1.       GRANTING OF INCENTIVE STOCK OPTIONS.
         -----------------------------------

         (a) Only Employees shall be eligible to receive Incentive Stock Options under this Plan.

         (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

         (c) No Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

         (d) The Board shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares of Stock subject to each Incentive Stock Option.

         (e) The Board, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board or necessary to qualify its grants under the provisions of
                  Section 422 of the Code.

         (f) The Board may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options, whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The exercise price of the new Incentive Stock Options may be established by the Board without regard to the existing Incentive Stock Options or other options.

         (g) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all such plans of the Corporation and the Bank and any parent or subsidiary corporation of either) shall not exceed $100,000. To the extent that such $100,000 limit shall be exceeded in any calendar year, any such Stock Options exercisable for the first time in excess of such limitation shall be treated as Non-Qualified Stock Options.

2. EXERCISE OF INCENTIVE STOCK OPTIONS. The exercise price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Corporation may determine.


3.       TERMINATION OF EMPLOYMENT.
         -------------------------

         (a) If a Grantee's employment is terminated other than by Disability or death, the term(s) of any then outstanding Incentive Stock Option(s) held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) three months after such termination of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the Grantee's last date of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

         (c) If a Grantee's employment is terminated by reason of death, the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Option has been transferred shall have the right, during the period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the date of the Grantee's death, to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Options have been transferred shall have the right to exercise such Incentive Stock Options in whole or in part until such Incentive Stock Options expire.


                        III. NON-QUALIFIED STOCK OPTIONS

1.       GRANTING OF NON-QUALIFIED STOCK OPTIONS.
         ---------------------------------------

         (a) Employees shall be eligible to receive Non-Qualified Stock Options under this Plan. Directors who are not also Employees shall also be eligible to receive Non-Qualified Stock Options.

         (b) The purchase price of each share of Stock subject to a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Non-Qualified Stock Option is granted.

         (c) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such Non-Qualified Stock Option is granted.

         (d) The Board shall determine and designate from time to time those Employees and Directors who are to be granted Non-Qualified Stock Options and specify the number of shares of Stock subject to each Non-Qualified Stock Option.

         (e) The Board, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board.

         (f) The Board may grant at any time new Non-Qualified Stock Options to an Employee or Director who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

2. EXERCISE OF NON-QUALIFIED STOCK OPTIONS. The exercise price of a Non-Qualified Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Corporation may determine. In addition, payment may be made by surrender of shares of Stock issuable upon the exercise of the Non-Qualified Stock Option. If a Grantee elects this method of payment, the number of shares of Stock issuable upon the exercise of the Non-Qualified Stock Option shall be computed in accordance with the following formula:

      X =  Y(A-B)/A

         The following definitions apply:

         X shall mean the  number of shares of Stock to be issued
         Y shall mean the number of Non-Qualified Stock Options to be exercised A shall mean the Fair Market Value of a share of Stock on the date of exercise

         B shall mean the per share exercise  price  for the Non-Qualified Stock
           Options to be exercised


3.       TERMINATION OF EMPLOYMENT/CESSATION OF DIRECTORSHIP.
         ---------------------------------------------------

         (a) If a Grantee's employment is terminated or a Director Grantee ceases to be a Director (other than by Disability or death), the term(s) of any then outstanding Non-Qualified Stock Option(s) held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) three months after such termination of employment or cessation of being a Director, and such Non-Qualified Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director.

         (b) If a Grantee's employment is terminated by reason of Disability or a Director Grantee ceases to be a Director by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the Grantee's last date of employment or cessation of being a Director, and such Non-Qualified Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director.

         (c) If a Grantee's employment is terminated by reason of death or a Director Grantee ceases to be a Director by reason of death, the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Option has been transferred shall have the right, during the period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the date of the Grantee's death, to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred shall have the right to exercise such Non-Qualified Stock Options in whole or in part until such Non-Qualified Stock Options expire.


                             IV. GENERAL PROVISIONS

1. SUBSTITUTION OF OPTIONS. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Board may, in accordance with the provisions of such
Section 424, substitute Stock Options under this Plan for stock options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares subject to the new Stock Options immediately after the substitution over the aggregate exercise price of such Stock Options is not more than the similar excess immediately before such substitution and
(ii) the new Stock Option does not give the Employee or Director additional benefits, including without limitation any extension of the exercise period.

2.       ADJUSTMENT PROVISIONS.
         ---------------------

         (a) If a dividend shall be declared upon the Stock payable in shares of the Corporation's common stock, the number of shares of Stock then subject to any Stock Option outstanding under this Plan and the number of shares reserved for the grant of Stock Options pursuant to this Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the stockholders of the Corporation entitled to receive such share dividend.

         (b) If the shares of Stock outstanding are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, split-up, reverse stock split, combination of shares, merger, or consolidation, then there shall be substituted for each share of Stock subject to any such Stock Option and for each share of Stock reserved for the grant of Stock Options pursuant to this Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each such share shall have been exchanged.

         (c) If there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options pursuant to this Plan and of the shares then subject to Stock Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each Stock Option outstanding thereunder.

         (d) In the case of any such substitution or adjustment as provided for in this Section 2, the exercise price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the exercise price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and such exercise price per share shall be adjusted accordingly.

         (e) No adjustment or substitution provided for in this Section 2 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

         (f) Upon any adjustment made pursuant to this Section 2 the Corporation will, upon request, deliver to the Grantee a certificate setting forth the exercise price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3.       GENERAL.
         -------

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Board shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation or any of it subsidiaries, and all Employees shall remain subject to discharge to the same extent as if this Plan were not in effect.

         (c) No Grantee, and no beneficiary or other person claiming under or through such Grantee, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of this Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

         (d) No right under this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's conservator.

         (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                  (i) The effectiveness of any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                  (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

                  (iii) Each stock certificate issued pursuant to a Stock Option shall bear the following legend:

                           "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Bancorp Connecticut, Inc. 1997 Stock Option Plan, and an Agreement between the registered owner of such Stock and Bancorp Connecticut, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Bancorp Connecticut, Inc."

         (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. If such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

         (g) In the case of a grant of a Stock Option to any Employee of a subsidiary of the Corporation, the Corporation may, if the Board so directs, issue or transfer the shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Board may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option specified by the Board pursuant to the provisions of this Plan. For purposes of this Section 3(g), a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

         (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

         (i) The grant or exercise of Stock Options granted under this Plan shall be subject to, and shall in all respects comply with, applicable Connecticut law relating to such grant or exercise, or to the number of shares which may be beneficially owned or held by any Grantee.

                                 AMENDMENT NO. 1
                                     TO THE
                BANCORP CONNECTICUT, INC. 1997 STOCK OPTION PLAN


         The Bancorp Connecticut, Inc. 1997 Stock Option Plan (the "Plan") is hereby amended effective May 1, 1998 pursuant to Section 5, Part I, of the Plan as follows:

         10.  Section 3, Part III, of the Plan is amended by deleting  paragraph
(a) thereof and substituting the following new paragraph (a) therefor:

                  (a) If a Grantee's employment is terminated or a Director Grantee ceases to be a Director (other than by Disability or death), the term(s) of any then outstanding Non-Qualified Stock Option(s) held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) three months after such termination of employment or (iii) twelve months after such cessation of being a Director, and such Non-Qualified Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director.


         AMENDMENT NO. 1 executed at Southington, Connecticut, this 27 day of July, 1998.


                                                BANCORP CONNECTICUT, INC.


                                                By: /S/ ROBERT D. MORTON
                                                    --------------------
                                                        ROBERT D. MORTON

                                 AMENDMENT NO. 2
                                     TO THE
                BANCORP CONNECTICUT, INC. 1997 STOCK OPTION PLAN



         The Bancorp Connecticut, Inc. 1997 Stock Option Plan (the "Plan") is hereby amended pursuant to Section 5., Part I, of the Plan as follows:

         1. Section 2., Part II of the Plan is amended by adding the following to the end thereof:

"In addition, payment may be made by surrender of shares of Stock issuable upon the exercise of the Incentive Stock Option. If a Grantee elects this method of payment, the number of shares of Stock issuable upon the exercise of the Incentive Stock Option shall be computed in accordance with the following formula:

                  X = Y(A-B)/A

         The following definitions apply:

         X shall  mean the  number of shares of stock to be issued
         Y shall  mean the number of  Incentive  Stock Options to be exercised
         A shall mean the Fair  Market  Value of a share of Stock on the date of exercise
         B shall  mean the per  share  exercise  price for the  Incentive  Stock
           Options to be exercised."


         AMENDMENT NO. 2 executed at Southington, Connecticut, this 19th day of January, 2000.



                                                   BANCORP CONNECTICUT, INC.

                                                   By:/s/ Robert D. Morton
                                                      --------------------
                                                      Robert D. Morton